Fifth Street Asset Management Inc. Announces First Quarter 2017 Results

GREENWICH, CT, May 15, 2017 -- Fifth Street Asset Management Inc. (NASDAQ: FSAM) ("FSAM" or "we") today announced its financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights

•	GAAP net income attributable to FSAM for the quarter ended March 31, 2017 of $1.6 million, or $0.10 per share;
•	Adjusted Net Income after tax for the quarter ended March 31, 2017 of $5.2 million, or $0.10 per share;
•	Fee-earning Assets Under Management ("AUM") of $3.5 billion as of March 31, 2017;
•	Total revenues for the quarter ended March 31, 2017 of $15.6 million; and
•	Management fees represented 86.6% of total revenues for the quarter ended March 31, 2017.

“As we described last quarter, we took actions at both of our business development companies, FSC and FSFR, to stabilize net asset values and drive long-term value for shareholders of FSAM, as well as FSC and FSFR.  We are pleased that during the March quarter, at both FSC and FSFR, we began to stabilize net asset values, we reduced the amount of investments on non-accrual and we operated within our targeted leverage ranges.  We look forward to providing further updates on how we are improving the fundamentals of our business to drive stockholder value,” stated Leonard M. Tannenbaum, Chief Executive Officer of FSAM.

Results of Operations

Total revenues for the quarter ended March 31, 2017 were $15.6 million, representing a $3.4 million, or 17.9%, decrease from $19.0 million for the quarter ended March 31, 2016. Management fees (which include base management fees and Part I fees) for the quarter ended March 31, 2017 were $13.5 million, representing 86.6% of total revenues. The decrease in revenues was primarily due to lower levels of fee-earning assets and pre-incentive fee net investment income at FSC.

Total expenses for the quarter ended March 31, 2017 were $12.0 million, and include amounts reimbursed by our funds of $2.1 million and IPO-related compensation charges of $0.5 million. After adjusting for these items, net expenses were $9.4 million for the quarter ended March 31, 2017, which included litigation and other non-recurring legal costs of $1.8 million and severance and other one-time compensation costs of $0.8 million. Total expenses for the quarter ended March 31, 2016 were $16.5 million, and include amounts reimbursed by our funds of $1.9 million, IPO-related compensation charges of $1.6 million, and operating expenses attributable to MMKT of $0.6 million. After adjusting for these items, net expenses were $12.4 million for the quarter ended March 31, 2016, which included litigation-related costs of $3.2 million.

Net expenses for the quarter ended March 31, 2017 were $9.4 million, representing a decrease of $3.0 million from $12.4 million for the quarter ended March 31, 2016. This decrease was primarily due to reduced headcount and a lower level of litigation-related costs in the current period. Excluding the non-recurring litigation and compensation costs, net expenses decreased by $2.3 million as compared to the quarter ended March 31, 2016, primarily driven by lower employee-related expenses in the current period.

GAAP net income (loss) attributable to FSAM for the quarters ended March 31, 2017 and March 31, 2016 was $1.6 million or $0.10 per share, and $(1.2) million, or $(0.21) per share, respectively. Adjusted Net Income after tax was $5.2 million, or $0.10 per share, for the quarter ended March 31, 2017, which represented a $0.9 million, or 15.0%, decrease as compared to Adjusted Net Income after tax of $6.1 million, or $0.12 per share, for the quarter ended March 31, 2016. The decrease in Adjusted Net Income after tax was primarily due to the revenue and net expense variances described above.

Key Performance Metrics

	Three months ended March 31,
	2017	2016
	(dollars in thousands, except per share amounts)
Total revenues	$15,639	$19,048
Net income (loss) attributable to FSAM	$1,595	$(1,232)
Net income (loss) per share attributable to FSAM	$0.10	$(0.21)
Adjusted Net Income after tax (1)	$5,224	$6,149
Adjusted Net Income after tax per share	$0.10	$0.12

Management Fees as % of total revenues	86.6%	89.7%

AUM at end of period(2)	$4,535,568	$5,222,209
Fee-earning AUM at end of period(3)	$3,520,167	$4,302,560

__________________

(1)	Adjusted Net Income after tax is calculated as Adjusted Net Income as adjusted for an assumed tax provision and for tax benefits related to basis adjustments due to our IPO, assuming conversion of all Fifth Street Holdings limited partnership interests into FSAM Class A common stock. Adjusted Net Income is a non-GAAP measure that represents income before income tax benefit (provision) as adjusted for (i) certain compensation-related charges, (ii) unrealized gains (losses) on beneficial interests in CLOs, MMKT Notes and derivative liabilities, (iii) certain litigation costs and related insurance recoveries, (iv) the difference between cash dividends received from our investments in FSC and FSFR and the related income recognized under the equity method of accounting and (v) other non-recurring items. Please refer to Exhibit A for a reconciliation of net income (loss) and income (loss) before provision for income taxes to Adjusted Net Income and Adjusted Net Income after tax.

(2)	AUM refers to assets under management of our funds and material control investments of these funds and represents the sum of the net asset value of such funds and investments, the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions) and uncalled committed debt and equity capital (including commitments to funds that have yet to commence their investment periods).

(3)	Fee-earning AUM refers to the AUM on which we directly or indirectly earn management fees and represents the sum of the net asset value of our funds and their material control investments and the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions).

Non-GAAP Financial Measures and Operating Metrics

Certain of the terms used in this press release, including AUM, fee-earning AUM, Adjusted Net Income and Adjusted Net Income after tax, may not be comparable to similarly titled measures used by other companies. In addition, our definitions of AUM and fee-earning AUM are not based on any definition of AUM or fee-earning AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time. Further, Adjusted Net Income and Adjusted Net Income after tax are not performance measures calculated in accordance with GAAP. Adjusted Net Income has been included in this press release to adjust for certain one-time, non-recurring or non-operating items. Adjusted Net Income after tax has been included in this press release to reflect certain tax adjustments in connection with our IPO and exclude the financial results of MMKT. We use Adjusted Net Income and Adjusted Net Income after tax as measures of our operating performance, not as measures of liquidity. We believe that Adjusted Net Income and Adjusted Net Income after tax provide investors with a meaningful indication of our core operating performance and Adjusted Net Income and Adjusted Net Income after tax are evaluated regularly by our management as decision tools for deployment of resources. We believe that reporting Adjusted Net Income and Adjusted Net Income after tax is helpful in understanding our business and that investors should review the same supplemental non-GAAP financial measures that our management uses to analyze our performance. Adjusted Net Income and Adjusted Net Income after tax have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results prepared in accordance with GAAP. The use of Adjusted Net Income or Adjusted Net Income after tax without consideration of related GAAP measures is not adequate due to the adjustments described herein. Income (loss) before provision for income taxes is the GAAP financial measure most comparable to Adjusted Net Income and net income (loss) is the GAAP financial measure most comparable to Adjusted Net Income after tax. Please refer to Exhibit A for a reconciliation of net income and income before income tax benefit (provision) to Adjusted Net Income and Adjusted Net Income after tax.

Conference Call Information

We will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, May 16, 2017 to discuss our first quarter 2017 financial results. All interested parties are welcome to participate. Domestic callers can access the conference call by dialing (855) 791-2033. International callers can access the conference call by dialing +1 (631) 485-4910. All callers will need to enter the Conference ID Number 10322983 and reference "Fifth Street Asset Management Inc." after being connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. An archived replay of the call will be available shortly after the end of the conference call through May 23, 2017 to domestic callers by dialing (855) 859-2056 and to international callers by dialing +1 (404) 537-3406. For all replays, please reference Conference ID Number 10322983. An archived replay will also be available online in the "Investor Relations" section of FSAM's website under the "Calendar of Events" section. FSAM's website can be accessed at fsam.fifthstreetfinance.com.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager. The firm has approximately $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With a nearly 20-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform have allowed the firm to surpass $10 billion of loan commitments since inception. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, because they relate to future events or our future performance or financial condition. Forward-looking statements may include statements as to the fees charged by FSAM to FSC and FSFR, FSAM’s future operating results, dividends by FSAM and business prospects of FSAM.  Words such as “believes,” “expects,” “seeks,” “plans,” “should,” “estimates,” “project,” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements involve assumptions, risks and uncertainties, all of which can change over time. Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason.  Such factors are identified from time to time in FSAM’s filings with the Securities and Exchange Commission and include changes in the economy and the financial markets and future changes in laws or regulations, competitive conditions in the asset management industry and conditions in FSAM’s operating areas.  FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:           Investor Contact:

Robyn Friedman, Executive Director, Head of Investor Relations

(203) 681-3720

IR-FSAM@fifthstreetfinance.com

Media Contact:

James Golden / Aura Reinhard / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449

Exhibit A. Calculation of Adjusted Net Income and Adjusted Net Income after tax

Income before income tax benefit (provision) is the GAAP financial measure most comparable to Adjusted Net Income and net income (loss) is the GAAP financial measure most comparable to Adjusted Net Income after tax. The following table provides a reconciliation of net income (loss) and income before income tax benefit (provision) to Adjusted Net Income and Adjusted Net Income after tax (shown in thousands, except per share amounts):

	Three months ended March 31,
	2017	2016
Net income (loss)	$8,772	$(11,016)
Provision (benefit) for income taxes	1,311	(263)
Income (loss) before provision (benefit) for income taxes	10,083	(11,279)
Adjustments:
Compensation-related charges (a)(b)(c)	1,252	1,618
Gain on extinguishment of MMKT Notes (d)	—	(2,582)
Unrealized (gain) loss on beneficial interests in CLOs (e)	(194)	848
Lease termination/abandonment charges (benefits) (f)	(142)	—
Adjustment of tax receivable agreement ("TRA") liability for tax rate change (g)	92	—
Litigation and other non-recurring legal costs (h)	1,782	3,229
Loss on investor settlement (i)	—	10,419
Insurance recoveries (j)	(4,332)	—
Unrealized loss on derivatives (k)	—	4,676
Distributions from equity method investments (l)	(1,256)	(86)
Adjusted Net Income (m)	7,285	6,843

Net loss attributable to MMKT (n)	—	1,393
Income tax provision - fully converted (o)	(2,704)	(3,225)
TRA benefit - fully converted (o)	643	1,138
Adjusted Net Income after tax	$5,224	$6,149
Weighted average shares outstanding - fully converted (p)	50,747	49,798
Adjusted Net Income after tax per Class A common share - fully converted (p)	$0.10	$0.12

_________________

(a)	For the three months ended March 31, 2017 and 2016, this amount includes $0.1 million and $0.3 million respectively, of amortization expense relating to the conversion and vesting of member interests in connection with the reorganization that occurred immediately prior to our IPO.
(b)	For the three months ended March 31, 2017 and 2016, this amount includes $0.4 million and $1.4 million, respectively, of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO.
(c)	For the three months ended March 31, 2017, this amount includes $0.8 million of severance payments and retention bonuses.
(d)	Represents the gain that resulted from the settlement and cancellation of MMKT Notes.
(e)	Represents the change in fair value on our beneficial interests in CLOs on which we have elected the fair value option.
(f)	Represents non-recurring charges (benefits) related to the abandonment of a portion of our office space at our corporate headquarters in Greenwich, CT.
(g)	Represents the increase in payables to TRA recipients as a result of certain changes to state tax law.
(h)	Represents the expenses incurred in connection with litigation and other non-recurring matters.
(i)	Represents the loss recognized by us in connection with the premium paid on our and our principal shareholder's purchase of FSC shares in connection with the settlement with RiverNorth Capital Management ("RiverNorth").
(j)	These amounts relate to insurance recoveries related to professional fees incurred in connection with various non-recurring legal matters.
(k)	Represents gains or losses on a warrant and swap agreement issued by us to RiverNorth in connection with the settlement.
(l)	Represents the excess of income recognized under the equity method of accounting over the cash dividends received from our investments in FSC and FSFR.
(m)	Adjusted Net Income is presented on a pre-tax basis.
(n)	Represents the net loss attributable to the operations of MMKT, a consolidated subsidiary of FSAM that was formed to develop technology related to the financial services industry, which was dissolved on December 30, 2016.
(o)	Based on our estimated statutory tax rate and includes an adjustment for tax benefits related to basis adjustments due to our IPO assuming conversion of all Fifth Street Holdings L.P. limited partnership interests into FSAM Class A common stock.
(p)	Assumes 100% of the limited partnership interests in Fifth Street Holdings L.P. were converted on a one-for-one basis into shares of our Class A common stock.

Exhibit B. Consolidated Statements of Financial Condition as of March 31, 2017 and December 31, 2016

	As of
	March 31, 2017	December 31, 2016
Assets
Cash	$865,752	$6,727,085
Management fees receivable (includes Part I Fees of $3,213,667 and $4,837,944 as of March 31, 2017 and December 31, 2016, respectively)	13,107,090	15,346,566
Performance fees receivable	34,587	123,300
Insurance recovery receivable	—	9,250,000
Prepaid expenses (includes $418,300 and $620,794 related to income taxes as of March 31, 2017 and December 31, 2016, respectively)	2,275,311	2,073,393
Investments in equity method investees	67,574,280	66,176,884
Beneficial interests in CLOs at fair value: (cost March 31, 2017: $24,049,823; cost December 31, 2016: $24,138,496)	23,260,659	23,155,062
Due from affiliates	2,556,202	3,405,921
Fixed assets, net	5,151,743	5,344,332
Deferred tax assets	71,703,827	42,415,143
Deferred financing costs	1,300,271	1,426,103
Other assets	3,365,910	3,355,072
Total assets	$191,195,632	$178,798,861
Liabilities and Equity
Liabilities
Accounts payable and accrued expenses	$5,253,690	$5,260,511
Accrued compensation and benefits	5,225,343	12,516,497
Income taxes payable	223,694	223,694
Loans payable	14,972,565	14,972,565
Legal settlement payable	—	9,250,000
Credit facility payable	100,000,000	102,000,000
Dividends payable	3,022,611	1,961,863
Due to affiliates	32,241	30,412
Deferred rent liability	2,054,038	2,079,354
Payable to related parties pursuant to tax receivable agreements	62,091,926	35,990,255
Total liabilities	192,876,108	184,285,151
Commitments and contingencies
Equity (deficit)
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding as of March 31, 2017 and December 31, 2016	—	—
Class A common stock, $0.01 par value; 500,000,000 shares authorized; 15,576,620 and 6,602,374 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	155,766	66,024
Class B common stock, $0.01 par value; 50,000,000 shares authorized; 34,285,484 and 42,856,854 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	342,855	428,569
Additional paid-in capital	5,348,702	6,354,291
Accumulated deficit	(130,932)	(1,726,061)
Total stockholders' equity, Fifth Street Asset Management Inc.	5,716,391	5,122,823
Non-controlling interests	(7,396,867)	(10,609,113)
Total deficit	(1,680,476)	(5,486,290)
Total liabilities and equity (deficit)	$191,195,632	$178,798,861

Exhibit C. Consolidated Statements of Income for the Three Months Ended March 31, 2017 and 2016

	For the Three Months Ended March 31,
	2017	2016
Revenues
Management fees (includes Part I Fees of $3,455,605 and $4,938,068 for the three months ended March 31, 2017 and 2016, respectively)	$13,540,646	$17,087,545
Performance fees	34,587	25,764
Other fees	2,063,277	1,934,422
Total revenues	15,638,510	19,047,731
Expenses
Compensation and benefits	6,523,085	8,768,625
General, administrative and other expenses	5,115,418	7,301,492
Depreciation and amortization	315,867	417,722
Total expenses	11,954,370	16,487,839
Other income (expense)
Interest income	329,852	339,602
Interest expense	(1,323,693)	(1,114,999)
Income from equity method investments	2,958,759	868,109
Unrealized gain on MMKT Notes	—	2,582,405
Unrealized gain (loss) on beneficial interests in CLOs	194,270	(848,264)
Adjustment of TRA liability due to tax rate change	(92,348)	—
Insurance recoveries	4,332,024	—
Unrealized loss on derivatives	—	(4,676,019)
Loss on investor settlement	—	(10,419,274)
Other income (expense), net	—	(569,960)
Total other income (expense), net	6,398,864	(13,838,400)
Income (loss) before provision (benefit) for income taxes	10,083,004	(11,278,508)
Provision (benefit) for income taxes	1,310,519	(262,773)
Net income (loss)	8,772,485	(11,015,735)
Net (income) loss attributable to non-controlling interests	(7,177,356)	9,783,790
Net income (loss) attributable to Fifth Street Asset Management Inc.	$1,595,129	$(1,231,945)

Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$0.10	$(0.21)
Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$0.10	$(0.23)
Weighted average shares of Class A common stock outstanding - Basic	15,224,235	5,798,614
Weighted average shares of Class A common stock outstanding - Diluted	15,270,787	5,798,614